UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2016

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 28, 2016, Vector Group Ltd. held its 2016 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
Proposal 1: Election of Directors.
By vote reflected below, each of the directors nominated was elected.

Nominee	For	Withheld	Broker Non-Votes (1)

Bennett S. LeBow	85,934,363	1,149,473	28,153,950
Howard M. Lorber	84,080,741	3,003,095	28,153,950
Ronald J. Bernstein	83,217,947	3,865,889	28,153,950
Stanley S. Arkin	64,639,770	22,444,066	28,153,950
Henry C. Beinstein	62,391,018	24,692,818	28,153,950
Jeffrey S. Podell	55,318,682	31,765,154	28,153,950
Jean E. Sharpe	56,061,808	31,022,028	28,153,950
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 2: Advisory approval of executive compensation (say on pay).
By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes (1)
47,720,463	38,869,888	493,725	28,153,710
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 3: Approval of ratification of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2016.
By vote reflected below, the selection of the independent registered public accounting firm was ratified.

For	Against	Abstain	Broker Non-Votes (1)
114,228,415	690,768	318,332	271
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

Proposal 4: Approval of "proxy access bylaw"
By vote reflected below, the Company’s stockholders did not approve a stockholder proposal entitled "Shareholder Proxy Access".

For	Against	Abstain	Broker Non-Votes (1)
39,228,404	46,956,336	899,057	28,153,989
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer

Date:    April 28, 2016